UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

Butler International, Inc.
(Exact name of registrant as specified in charter)

Maryland	0-14951	06-1154321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Las Olas Boulevard, Suite 1730A, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 761-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 20, 2009, Butler Service Group, Inc. (“BSG”) and certain of its affiliates, including Butler International, Inc. (the “Company” and , together with BSG and certain of its affiliates who are parties to the Forbearance Agreement, the “Company Credit Parties”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with General Electric Capital Corporation (“GECC”), as Agent and Lender, in connection with the Third Amended and Restated Credit Agreement, as amended, between the parties (the “Credit Agreement”).  The Forbearance Agreement provides, among other things, that, without waiving certain existing defaults under the Credit Agreement, GECC will, until the earlier of (i) April 20, 2009, or (ii) the occurrence of a default under the Forbearance Agreement (as described therein), or an additional default under the Credit Agreement (other than certain already acknowledged defaults existing as of the date of the Forbearance Agreement), forbear from the exercise of any of its rights and remedies arising out of such existing events of default under the Credit Agreement.  The Company Credit Parties have acknowledged certain existing and continuing defaults under the Credit Agreement, including, among other things, failure to comply with its minimum borrowing availability covenant and other financial covenants, failure to deliver certain financial and other information to GECC, and failure to pay certain charges.  BSG has agreed to expend funds solely in accordance with an agreed upon budget, and has acknowledged and agreed that overadvances have occurred under the Credit Agreement, that fees in the amount of $1,500,000 have accrued and are outstanding in connection with such overadvances, and that such amounts are due and payable on August 1, 2009, the Commitment Termination Date under the Credit Agreement.  Under the Forbearance Agreement, GECC is not obligated to make any additional loans under the Credit Agreement during the forbearance period.  As of March 20, 2009, the aggregate outstanding principal amount of loans under the Credit Agreement is $21,302,641.95.  The Company has previously disclosed its relationship with GECC as a lender in its Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2008, and its Form 10-Q filed with the SEC on June 23, 2008, and such disclosure is incorporated herein by this reference.

In connection with the Forbearance Agreement, on March 20, 2009, BSG and certain of its affiliates, including the Company, entered into a side letter agreement (the “GECC Side Letter”) with GECC under which BSG and its affiliates who are parties to the side letter agreed to provide to GECC on or before March 24, 2009 a fully executed Participation Agreement (the “Participation Agreement”), in form and substance satisfactory to GECC, by and between GECC and Koosharem Corporation dba  Select StaffingSM (“Select Staffing”), which Participation Agreement will reflect the terms and conditions of the proposed purchase by Select Staffing of $1,500,000 of GECC’s interest in the Credit Agreement.  Failure to deliver the Participation Agreement will constitute an event of default under the Forbearance Agreement, which will trigger GECC’s right to terminate the Forbearance Agreement.  As of March 24, 2009, the parties to the GECC Side Letter agreed to extend the date by which the fully executed Participation Agreement must be delivered to GECC until March 27, 2009 (or such later date as may be agreed to by GECC in its sole discretion) (the “Side Letter Extension”).  As of the filing of this Form 8-K, the Participation Agreement has not been executed or delivered.

The summary of each of the Forbearance Agreement, the GECC Side Letter and the Side Letter Extension set forth in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the file text of the Forbearance Agreement, the GECC Side Letter and the Side Letter Extension filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by this reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On March 13, 2009, the Company received a notice from Caterpillar Inc. (“Caterpillar”) terminating that certain Master Consulting Agreement (the “Master Agreement”), entered into as of May 21, 2001, between Caterpillar and certain of its subsidiaries and affiliates and the Company and all services thereunder, effective that same day.  Pursuant to the Master Agreement, the Company provided certain engineering and other technical consulting services, generally by providing outsourced staffing to Caterpillar and its subsidiaries and affiliates.  The terms of each consulting project, including the deliverable and payment terms thereof, were agreed to in writing by the parties in respect of each particular project.  The Company is eligible to receive payment for all authorized services performed and authorized expenses incurred through the date of termination.  The Company believes that the termination resulted from concerns regarding the Company’s financial condition.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009, the Board of Directors (the “Board”) of the Company accepted the resignation of Edward M. Kopko from his position as Chairman of the Board, Chief Executive Officer and President of the Company and all of its related companies.  On March 14, 2009, Mr. Kopko clarified his resignation from his positions as a member of the Board and all other positions with the Company and any of its subsidiaries.  Mr. Kopko did not serve on any committees of the Board at the time of his resignation.

Mr. Kopko’s letter (the “Resignation Letter”), which is attached hereto as an exhibit and incorporated herein by this reference, includes his description of the circumstances related to his resignation.

Pursuant to the provisions of the Second Amended and Restated Executive Employment Agreement (the “Amended and Restated Employment Agreement”), made as of December 4, 2002 (and effective as of January 1, 1991), between the Company, Butler Service Group, Inc., and Mr. Kopko, as amended as of March 25, 2008 by that certain Amendment to Second Amended and Restated Employment Agreement (the “Employment Agreement Amendment” and, together with the Amended and Restated Employment Agreement, the “Employment Agreement”), in connection with any voluntary resignation of employment by Mr. Kopko, or a termination of Mr. Kopko’s employment by the Company with “cause” (as defined in the Employment Agreement), Mr. Kopko is entitled to receive: (i) unpaid salary and other accrued benefits, including business expenses and other perquisites, earned up to the date of termination; and (ii) compensation deferred by Mr. Kopko pursuant to the Employment Agreement.  In connection with a voluntary resignation of employment by Mr. Kopko following a “Change in Control” (as defined in the Employment Agreement), a termination of Mr. Kopko’s employment by the Company without cause, or a resignation by Mr. Kopko under certain circumstances (“Resignation for Good Reason”, including a failure by the Company to perform its obligations under the Employment Agreement, or a determination in good faith by Mr. Kopko that his status with the Company has been reduced, Mr. Kopko is eligible to receive (i) unpaid salary and other accrued benefits, including business expenses and other perquisites, earned up to the last day of the month in which employment was terminated; (ii) unpaid bonus prorated up to the last day of the month in which employment was terminated; (iii) compensation deferred by Mr. Kopko pursuant to the Employment Agreement, (iv) an amount equal to three times the highest annual salary, bonus and other income paid to Mr. Kopko in the three years immediately preceding the termination; and (v) certain additional perquisites, including use of office space and a secretary for three years following termination.

In the Resignation Letter, Mr. Kopko claims a Resignation for Good Reason, and requests that all amounts owed to him be paid immediately.  The Company is reviewing its obligations under the Employment Agreement, including any amounts owed to Mr. Kopko.

The summary of the Employment Agreement set forth in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the file text of the Amended and Restated Employment Agreement filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2003, and the Employment Agreement Amendment filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on January 18, 2008, each of which is incorporated herein by this reference.

Effective as of March 7, 2009, Ronald Uyematsu, who has served on the Board since 2004, has been appointed as the Company's President and Chief Executive Officer.  Mr. Uyematsu is a member of the Board’s Compensation, Transaction (formed to evaluate strategic alternatives) and Rule 4350(H) (formed to review related party transactions) Committees, and serves as Chairman of the Compensation Committee.  The terms of Mr. Uyematsu’s employment with the Company, including his compensation and the term of his employment, have not yet been determined.  Since January 1, 2008, the Company has compensated Mr. Uyematsu $35,900 in cash for his service as a director, including as Chairman of the Compensation Committee.  In addition, the Company has compensated Mr. Uyematsu $30,000 as payment for his increased service to the Company.

Mr. Uyematsu, age 48, is a founder of and principal of Agdenes Media, LLC a documentary film production and distribution company founded in March 2006.  Previously, from April 2002 to April 2006, Mr. Uyematsu was a consultant for TMC Entertainment and its predecessor, Total Media Group, Inc., both worldwide production and distribution companies.  From August 2004 to June 2005, Mr. Uyematsu was associated with BMA Securities, a securities broker-dealer.  From July 1998 to April 2002, Mr. Uyematsu was a Vice President at VMR Capital Markets, U.S., a registered broker-dealer.  Mr. Uyematsu attended Boston College and the University of California, Irvine.

A copy of a press release announcing Mr. Uyematsu’s appointment is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On March 16, 2009, the Company issued a press release announcing its entry on such date into a Letter of Intent (the “LOI”) with Select Staffing.  Pursuant to the terms of the LOI, which is non-binding, Select Staffing has agreed to purchase all or substantially all of the assets of the Company, and will assume certain liabilities.  The financial terms of the transaction have not been disclosed.  There can be no assurance that this transaction will be completed and, if completed, will be completed on terms favorable to the Company.  A copy of this press release is attached hereto as Exhibit 99.2.

Effective as of March 7, 2009, Thomas F. Comeau, a director of the Company since 2001, has been appointed as Chairman of the Board.  A copy of a press release announcing Mr. Comeau’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

10.1
Forbearance Agreement, dated as of March 20, 2009, by and among Butler Service Group, Inc. and certain of its affiliates, including Butler International, Inc., and General Electric Capital Corporation, as Agent and Lender.

10.2
Side Letter, dated as of March 20, 2009, by and among Butler Service Group, Inc. and certain of its affiliates, including Butler International, Inc., and General Electric Capital Corporation, as Agent.

10.3
Side Letter Extension, dated as of March 24, 2009, by and among Butler Service Group, Inc. and certain of its affiliates, including Butler International, Inc., and General Electric Capital Corporation, as Agent.

17.1	Resignation letter from Edward M. Kopko dated March 6, 2009.
99.1	Press Release dated March 9, 2009.
99.2	Press Release dated March 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009	Butler International, Inc. (Registrant)
/s/ Gerald P. Simone
Gerald P. Simone SVP Finance and Accounting